UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2011, we, through G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC, our wholly owned subsidiary, entered into a purchase and sale agreement and escrow instructions, or the Purchase Agreement, with TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB-I, L.P., each of which are unaffiliated third parties and are collectively referred to as the Sellers, for the purchase of eight separate ground leasehold interests in and to the land and improvements for eight medical office buildings, or the Dixie-Lobo MOB Portfolio, for an aggregate purchase price of $30,050,000, plus closing costs. The Dixie-Lobo MOB Portfolio consists of eight separate medical office buildings: Alice Medical Office Building, located in Alice, Texas, or the Alice property, Carlsbad Medical Office Building, located in Carlsbad, New Mexico, or the Carlsbad property, Hobbs Medical Office Building, located in Hobbs, New Mexico, or the Hobbs property, Hope Medical Office Building, located in Hope, Arkansas, or the Hope property, Lake Charles Medical Office Building, located in Lake Charles, Louisiana, or the Lake Charles property, Lufkin Medical Office Building, located in Lufkin, Texas, or the Lufkin property, Victoria Medical Office Building, located in Victoria, Texas, or the Victoria property, and Wharton Medical Office Building, located in Wharton, Texas, or the Wharton property.

The material terms of the Purchase Agreement provide for: (i) an initial deposit of $350,000, which was due within three business days after the effective date of the Purchase Agreement and is non-refundable after the end of the due diligence period, except in limited circumstances. However, in the event we elect to terminate the Purchase Agreement by electing not to purchase one or more, but not all of the eight medical office buildings comprising the Dixie-Lobo MOB Portfolio, as provided for in the Purchase Agreement, then only the applicable portion of the initial deposit shall be returned to us, which is approximately 1.16% of the respective purchase price of each of the eight medical office buildings comprising the Dixie-Lobo MOB Portfolio, as noted below; (ii) a due diligence period that commenced on the effective date of the Purchase Agreement and expires 45 days thereafter, unless extended as provided for in the Purchase Agreement; (iii) a closing date to occur 30 days after the expiration of the due diligence period, which may be held earlier or extended under certain special circumstances as specified in the Purchase Agreement; (iv) our right to terminate the Purchase Agreement, in our sole discretion, at any time prior to or on the expiration of the due diligence period by providing the Sellers a notice of disapproval; (v) our right to terminate the Purchase Agreement, in our sole discretion, by delivering notice to the Sellers no later than the earlier of the closing date or 10 business days following our receipt of written notice from the Sellers that two or more of the ground lessors have elected to exercise their respective right of first refusal to purchase or acquire an interest in a portion of a medical of building for which they hold a ground interest in with respect to the eight medical office buildings comprising the Dixie-Lobo MOB Portfolio. In addition, we may also elect to terminate the Purchase Agreement if subsequent to such notice, additional ground lessors make such an election to exercise their respective first right of refusal by delivering written notice to the Sellers no later than the earlier of the closing date or 10 business days following our receipt of written notice from the Sellers that such additional elections have been made. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. For purposes of determining closing-related charges that are calculated based upon the consideration paid for an individual property, the purchase price of the Dixie-Lobo MOB Portfolio was allocated amongst the eight properties as follows: (a) $5,100,000 for the Alice property; (b) $4,550,000 for the Carlsbad property; (c) $2,800,000 for the Hobbs property; (d) $1,850,000 for the Hope property; (e) $2,950,000 for the Lake Charles property; (f) $3,100,000 for the Lufkin property; (g) $5,700,000 for the Victoria property; and (h) $4,000,000 for the Wharton property.

We intend to finance the purchase of the Dixie-Lobo MOB Portfolio through a loan assumption evidenced by two promissory notes in the original aggregate principal amount of $43,050,000, of which we will assume only a portion of the original loan which is applicable to the eight medical buildings comprising the Dixie-Lobo MOB Portfolio and is currently estimated to be approximately $23,331,000. In addition, we intend to finance the remaining balance of the purchase price using borrowings from our secured line of credit with Bank of America, N.A., and/or funds raised through our initial public offering. We also anticipate paying an acquisition fee of approximately $826,000, or $2.75% of the purchase price to Grubb & Ellis Equity Advisors, LLC, the managing member of Grubb & Ellis Healthcare REIT II Advisor, LLC, our advisor. The closing is expected to occur during the second quarter of 2011; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all.

The material terms of the Purchase Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

Effective as of March 22, 2011, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on April 1, 2011 and ending on June 30, 2011. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0017808 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the April 2011, May 2011 and June 2011 periods will be paid in May 2011, June 2011 and July 2011, respectively, only from legally available funds.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Purchase and Sale Agreement by and between G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC and TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB-I, L.P., dated March 21, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

March 25, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and between G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC and TMB-Alice, L.P., Carlsbad-TMB, LLC, Hobbs-TMB, LLC, Hope-TMB, LLC, TMB-Lake Charles, L.P., TMB-Lufkin, L.P., Victoria-TMB, L.P. and TMB-I, L.P., dated March 21, 2011